                                  Exhibit 23.1

                        C0NSENT OF INDEPENDENT AUDITORS

      We consent to the Incorporation by reference in the Registration Statements of Eltron International, Inc. on Form S-8 (File Numbers 33-80233 and 333-32319) and Form S-3 (File Numbers 333-2530 and 333-06157) of our report dated February 24, 1998, on our audits of the consolidated financial statements and financial statement schedule of Eltron International, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND


Sherman Oaks, California
March 26, 1998